Exhibit 99.1

LifePoint Health Reports First Quarter 2018 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 4, 2018--LifePoint Health, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2018.

The following highlights the Company’s results of operations as presented in accordance with U.S. generally accepted accounting principles (“GAAP”) for the first quarter ended March 31, 2018:

  Same-hospital revenues totaled $1,603.1 million, an increase of 0.4% compared to the same period last year;
  Net loss totaled $5.3 million;
  Diluted loss per share attributable to LifePoint Health, Inc. stockholders was $0.22; and
  Net cash provided by operating activities totaled $100.6 million, an increase of $8.9 million, or 9.7%, compared to the same period last year.

The Company’s results of operations for the first quarters ended March 31, 2018 and 2017, included the following non-operational adjustments:

  For the first quarter of 2018, the Company recognized a net charge of $72.7 million, or $1.44 loss per diluted share, primarily related to impairment losses recognized in connection with the Company’s entry into definitive agreements to sell the assets of three hospital campuses located in Louisiana.
  For the first quarter of 2017, the Company recognized a net gain of $25.9 million, or $0.39 earnings per diluted share, related to the transfer of certain of the Company’s home health agencies and hospices to In-Home Healthcare Partnership (“IHHP”), a joint venture with LHC Group, Inc., which the Company does not consolidate, and the settlement of a contingent liability previously established in connection with a prior hospital acquisition.

Excluding the non-operational adjustments listed above, highlights of the Company’s results of operations, as adjusted on a non-GAAP basis, for the first quarter ended March 31, 2018, were as follows:

  Adjusted net income totaled $51.7 million;
  Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders were $1.22; and
  Adjusted EBITDA totaled $188.5 million.

Additional information regarding adjusted net income, adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders, and adjusted EBITDA, including uses by management and others, and a reconciliation to comparable GAAP measures of financial performance, is set forth under the section titled “Unaudited Supplemental Information.”

For the first quarter ended March 31, 2018, the Company’s same-hospital revenues increased $6.9 million, or 0.4%, to $1,603.1 million, compared to $1,596.2 million for the same period last year. The increase in the Company’s same-hospital revenues consisted of a 2.6% increase in same-hospital revenues per equivalent admission, partially offset by a 2.2% decrease in same-hospital equivalent admissions for the first quarter ended March 31, 2018, compared to the same period last year. When adjusted to exclude the impact of the transfer of the Company’s home health and hospice service lines to IHHP, the Company’s same-hospital revenues increased $15.3 million, or 1.0%, for the first quarter ended March 31, 2018, compared to the same period last year.

When adjusted to exclude the aforementioned first quarter 2018 and 2017 non-operational adjustments, adjusted net income for the first quarter ended March 31, 2018, was $51.7 million, compared to adjusted net income of $47.8 million for the same period last year, and adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the first quarter ended March 31, 2018, were $1.22, compared to adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders of $1.07 for the same period last year.

Adjusted EBITDA for the first quarter ended March 31, 2018, was $188.5 million, or 11.8% of revenues, compared to $195.6 million, or 12.0% of revenues, for the same period last year. This decrease was partially the result of the recognition of $3.2 million less in Medicare and Medicaid electronic health record (“EHR”) incentive payments during the first quarter of 2018 compared to the same period last year. The Company’s EHR incentive payments have gradually decreased and ultimately ended in 2017.

Commenting on the results, William F. Carpenter III, Chairman and Chief Executive Officer of LifePoint Health, said, “We are pleased with the solid first quarter 2018 results, which demonstrate the successful execution of our strategy. Our continued focus on quality of care, operational excellence and effective cost management helped drive sequential margin expansion and strong cash flow during the quarter, and we also continued to utilize our financial strength to return capital to shareholders. Looking ahead, we remain focused on our strategic priorities to continue creating value for shareholders.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Health’s first quarter 2018 conference call will be available on line at www.lifepointhealth.net/investor-relations today, Friday, May 4, 2018, beginning at 10:00 a.m. Eastern Time.

LifePoint Health (NASDAQ: LPNT) is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 22 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to affiliates or subsidiaries of LifePoint Health, Inc.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects of actions to amend or impede the implementation of, or repeal and replace, the Affordable Care Act, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, or alter the provision of healthcare to state residents through regulation or otherwise; (iii) reductions in, or delays in receiving, Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RACs) and similar governmental agents); (iv) payer mix pressures as a result of aging populations in non-urban communities; (v) reductions in reimbursements from commercial payers and risks associated with consolidation among commercial insurance companies and shifts to insurance plans with narrow networks, high deductibles or high co-payments; (vi) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; (vii) our ability to successfully integrate acquired facilities into our ongoing operations and to achieve the anticipated financial results and synergies from such acquisitions, individually or in the aggregate; (viii) the deterioration in the collectability of “bad debt” and “patient due” accounts, and the number of individuals without insurance coverage (or who are underinsured) who seek care at our facilities; (ix) industry emphasis on value-based purchasing and bundled payment arrangements; (x) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xi) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our facilities in such market; (xiii) the application and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiv) risks due to cybersecurity attack or security breach and our access to personal information of patients and employees; (xv) our ability to successfully implement standardized systems throughout the company; (xvi) payer controls designed to reduce inpatient services; (xvii) our ability to generate sufficient cash flow to fund all of our capital expenditure programs and commitments; (xviii) adverse events in states where a large portion of our revenues are concentrated; (xix) liabilities resulting from potential malpractice and related legal claims brought against our facilities or the healthcare providers associated with, or employed by, such facilities or affiliated entities; (xx) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and their ability to do so effectively; (xxi) our ability to acquire healthcare facilities on favorable terms and the business risks, unknown or contingent liabilities and other costs associated therewith; (xxii) changes in interpretations, assumptions, and expectations regarding the Tax Cuts and Jobs Act, including additional guidance that may be issued by federal and state taxing authorities; and (xxiii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in millions, except per share amounts

	Three Months Ended March 31,
	2018		2017
	Amount	% of Revenues	Amount	% of Revenues
Revenues	$1,602.8	100.0%	$1,630.2	100.0%

Salaries and benefits	762.5	47.6	796.9	48.9
Supplies	266.0	16.6	268.2	16.4
Other operating expenses, net	385.8	24.0	369.5	22.7
Depreciation and amortization	81.6	5.2	88.1	5.4
Interest expense, net	37.0	2.3	37.4	2.3
Other non-operating losses (gains), net	72.7	4.5	(25.9)	(1.6)
	1,605.6	100.2	1,534.2	94.1

(Loss) income before income taxes	(2.8)	(0.2)	96.0	5.9
Provision for income taxes	2.5	0.1	32.0	2.0
Net (loss) income	(5.3)	(0.3)	64.0	3.9
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(3.5)	(0.2)	(4.1)	(0.2)
Net (loss) income attributable to LifePoint Health, Inc.	$(8.8)	(0.5)%	$59.9	3.7%

Weighted average shares outstanding - basic	39.0		40.0
Effect of dilutive stock options and other stock-based awards	–		1.2
Weighted average shares outstanding - diluted	39.0		41.2

(Loss) earnings per share attributable to LifePoint Health, Inc. stockholders:

Basic	$(0.22)		$1.50
Diluted	$(0.22)		$1.46

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Dollars in millions

	March 31, 2018	Dec. 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$140.1	$112.0
Accounts receivable	828.6	822.4
Inventories	151.5	153.1
Prepaid expenses	70.3	67.2
Other current assets	128.8	110.5
	1,319.3	1,265.2
Property and equipment:
Land	180.2	182.4
Buildings and improvements	2,534.5	2,564.7
Equipment	2,324.8	2,340.4
Construction in progress	313.9	353.8
	5,353.4	5,441.3
Accumulated depreciation	(2,352.2)	(2,351.0)
	3,001.2	3,090.3
Intangible assets, net	77.5	76.3
Other long-term assets	125.3	116.8
Goodwill	1,733.6	1,737.8
Total assets	$6,256.9	$6,286.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$184.9	$210.3
Accrued salaries	189.1	216.3
Other current liabilities	354.6	296.0
Current maturities of long-term debt	22.4	22.3
	751.0	744.9
Long-term debt, net	2,894.8	2,877.4
Deferred income taxes	6.8	32.3
Long-term portion of reserves for self-insurance claims	139.7	140.9
Other long-term liabilities	81.5	80.1
Total liabilities	3,873.8	3,875.6

Redeemable noncontrolling interests	130.3	125.0

Equity:
LifePoint Health, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,630.3	1,620.8
Accumulated other comprehensive loss	(3.6)	(3.6)
Retained earnings	1,870.5	1,879.3
Common stock in treasury, at cost	(1,287.5)	(1,254.7)
Total LifePoint Health, Inc. stockholders’ equity	2,210.4	2,242.5
Noncontrolling interests	42.4	43.3
Total equity	2,252.8	2,285.8
Total liabilities and equity	$6,256.9	$6,286.4

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in millions

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(5.3)	$64.0
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	8.2	6.6
Depreciation and amortization	81.6	88.1
Other non-cash amortization	2.6	3.3
Other non-operating losses (gains), net	72.7	(25.9)
Deferred income taxes	(25.5)	(1.1)
Reserve for self-insurance claims, net of payments	(2.1)	(31.7)
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:

Accounts receivable	(19.3)	(9.5)
Inventories, prepaid expenses and other current assets	(5.9)	0.1
Accounts payable, accrued salaries and other current liabilities	(31.3)	(2.5)
Income taxes payable/receivable	26.3	8.3
Other	(1.4)	(8.0)
Net cash provided by operating activities	100.6	91.7

Cash flows from investing activities:
Purchases of property and equipment	(56.2)	(68.5)
Proceeds from sale of businesses	1.5	12.8
Other	(6.7)	(3.2)
Net cash used in investing activities	(61.4)	(58.9)

Cash flows from financing activities:
Proceeds from borrowings	50.0	80.0
Payments of borrowings	(29.4)	(84.4)
Repurchases of common stock	(32.8)	(5.9)
Proceeds from exercise of stock options	1.3	9.4
Other	(0.2)	(2.2)
Net cash used in financing activities	(11.1)	(3.1)

Change in cash and cash equivalents	28.1	29.7
Cash and cash equivalents at beginning of period	112.0	96.1
Cash and cash equivalents at end of period	$140.1	$125.8

Supplemental disclosure of cash flow information:
Interest payments	$6.7	$5.5
Capitalized interest	$3.2	$1.5
Income tax payments, net	$1.7	$24.8

LIFEPOINT HEALTH, INC.
UNAUDITED STATISTICS

	Three Months Ended March 31,
	2018	2017	% Change
Consolidated: (1)
Number of hospital campuses	71	72	(1.4)%
Revenues (in millions)	$1,602.8	$1,630.2	(1.7)
Admissions	66,436	70,060	(5.2)
Equivalent admissions (2)	171,272	179,774	(4.7)
Revenues per equivalent admission	$9,358	$9,068	3.0
Medicare case mix index	1.55	1.50	3.3
Average length of stay (days)	5.0	5.0	–
Inpatient surgeries	17,209	18,332	(6.1)
Outpatient surgeries	66,637	68,925	(3.3)
Total surgeries	83,846	87,257	(3.9)
Emergency room visits	395,627	426,255	(7.2)
Outpatient factor (3)	2.58	2.57	0.4
Net revenue days outstanding (days)	47.6	51.7	(7.9)

Same-hospital: (4)
Number of hospital campuses	71	71	–%
Revenues (in millions)	$1,603.1	$1,596.2	0.4
Admissions	66,436	67,934	(2.2)
Equivalent admissions (2)	171,272	175,202	(2.2)
Revenues per equivalent admission	$9,358	$9,110	2.6
Medicare case mix index	1.55	1.50	3.3
Average length of stay (days)	5.0	5.0	–
Inpatient surgeries	17,209	17,750	(3.0)
Outpatient surgeries	66,637	67,397	(1.1)
Total surgeries	83,846	85,147	(1.5)
Emergency room visits	395,627	412,225	(4.0)
Outpatient factor (3)	2.58	2.58	–
Net revenue days outstanding (days)	47.4	51.6	(8.1)

(1) Consolidated information includes the results of the Company’s same-hospital operations and the results of Rockdale Medical Center located in Conyers, Georgia, which was sold effective October 1, 2017.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. The Company computes equivalent admissions by multiplying admissions (inpatient volumes) by the Outpatient factor. The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) The sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue.

(4) Same-hospital information includes the results of the Company’s health support center and the same 71 hospital campuses operated during the three months ended March 31, 2018 and 2017. Same-hospital information excludes the Company’s hospitals that have previously been disposed.

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

From time to time, the Company incurs certain non-recurring gains or losses that are non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, LifePoint’s management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that some investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net income and adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders as a supplement to the comparable GAAP measures of net (loss) income and diluted (loss) earnings per share attributable to LifePoint Health, Inc. stockholders, respectively. Adjusted net income and adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered measures of financial performance in accordance with GAAP, and the items excluded from adjusted net income and adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders are significant components in understanding and assessing financial performance. Adjusted net income and adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered in isolation or as an alternative to net (loss) income or diluted (loss) earnings per share attributable to LifePoint Health, Inc. stockholders as presented in the unaudited condensed consolidated financial statements.

The following table reconciles net (loss) income as reflected in the unaudited condensed consolidated statements of operations to adjusted net income (in millions):

	Three Months Ended March 31,
	2018	2017
Net (loss) income	$(5.3)	$64.0
Adjustments (net of income taxes):
Impairment losses	58.2	–
Gains on home health partnership transaction	(1.2)	(4.9)
Gain on settlement of contingent liability	–	(11.3)
Adjusted net income	$51.7	$47.8

The following table reconciles diluted (loss) earnings per share attributable to LifePoint Health, Inc. stockholders as reflected in the unaudited condensed consolidated statements of operations to adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders:

	Three Months Ended March 31,
	2018	2017
Diluted (loss) earnings per share attributable to LifePoint Health, Inc. stockholders	$(0.22)	$1.46
Adjustments (net of income taxes):
Impairment losses	1.47	–
Gains on home health partnership transaction	(0.03)	(0.12)
Gain on settlement of contingent liability	–	(0.27)
Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders	$1.22	$1.07

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; other non-operating losses (gains), net; provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. LifePoint’s management and Board of Directors use adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes adjusted EBITDA is a measure of performance used by some investors, equity analysts, rating agencies and lenders to make informed decisions as to, among other things, the Company’s ability to incur and service debt and make capital expenditures. In addition, multiples of current or projected adjusted EBITDA are used by some investors and equity analysts to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered a measure of financial performance in accordance with GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance. Because adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net (loss) income as reflected in the unaudited condensed consolidated statements of operations to adjusted EBITDA (in millions):

	Three Months Ended March 31,
	2018		2017
	Amount	% of Revenues	Amount	% of Revenues
Net (loss) income	$(5.3)	(0.3)%	$64.0	3.9%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(3.5)	(0.2)	(4.1)	(0.2)
Net (loss) income attributable to LifePoint Health, Inc.	(8.8)	(0.5)	59.9	3.7

Add: Depreciation and amortization	81.6	5.2	88.1	5.4
Interest expense, net	37.0	2.3	37.4	2.3
Other non-operating losses (gains), net	72.7	4.5	(25.9)	(1.6)
Provision for income taxes	2.5	0.1	32.0	2.0
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	3.5	0.2	4.1	0.2
Adjusted EBITDA	$188.5	11.8%	$195.6	12.0%

CONTACT:
LifePoint Health, Inc.
Michael S. Coggin, 615-920-7000
Executive Vice President and Chief Financial Officer